UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) February 24, 1998


                               GALEY & LORD, INC.
              Exact name of registrant as specified in its charter

        DELAWARE                                          56-1593207
State or other jurisdiction of                   IRS Employer Identification No.
incorporation or organization


980 Avenue of the Americas, New York, New York                       10018
     Address of principal executive offices                         Zip Code

                                  212/465-3000
               Registrant's telephone number, including area code

                                 Not Applicable
      Former name, former address and former fiscal year, if changed since last report.

ITEM 5.        OTHER EVENTS.

On January 29, 1998, Galey & Lord, Inc. (the "Company", "Galey & Lord" or "Galey") entered into a Master Separation Agreement with Polymer Group Inc. ("Polymer"), DT Acquisition, Inc. ("DTA"), a subsidiary of Polymer, Dominion Textile Inc. ("Dominion") and certain other parties thereto, pursuant to which the Company acquired the apparel fabrics business (the "Acquired Business") of Dominion from DTA (the "Acquisition").

Incorporated by reference herein and attached as an exhibit hereto is the press release of the Company dated February 24, 1998 announcing that the Company had closed its private offering of $300 million of Senior Subordinated Notes due in 2008 with a coupon rate of 9.125% (the "Notes").

Net proceeds from the offering will be used to repay $275 million principal amount of borrowings under a senior subordinated bridge financing facility (the "Bridge Financing Facility") incurred to acquire the apparel fabrics businesses of Dominion and for general corporate purposes.

The offering and sale of the Senior Subordinated Notes has not been registered under the Securities Act of 1933, as amended, and the Senior Subordinated Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

The following are historical financial statements of the Acquired Business and the pro forma combined financial statements of the Company and the Acquired Business.


   Financial Statements of the Acquired Business

   UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS OF THE APPAREL FABRICS
      BUSINESS OF DOMINION TEXTILE INC.:

      Unaudited Condensed Combined Statements of Income and Deficit for
         the Three-Month  and Six-Month Periods Ended December 31, 1996
         and 1997                                                                     3
      Unaudited Condensed Combined Balance Sheets as of June 30, 1997
         and December 31, 1997                                                        4
      Unaudited Condensed Combined Statements of Cash Flows for the
         Three-Month and Six-Month Periods Ended December 31, 1996
         and 1997                                                                     5
      Notes to Unaudited Condensed Combined Financial Statements                 6 - 10

   Pro Forma Combined Financial Statements of the Company

   Unaudited Pro Forma Combined Balance Sheet as of
      December 27, 1997                                                              12
   Notes to Unaudited Pro Forma Combined Balance Sheet                           13 -14
   Unaudited Pro Forma Combined Statement of Operations for the
      Year Ended September 27, 1997                                                  15
   Unaudited Pro Forma Combined Statement of Operations for the
      Three Months Ended December 27, 1997                                           16
   Notes to Unaudited Pro Forma Combined Statement of Operations                17 - 19

                            APPAREL FABRICS BUSINESS

          UNAUDITED CONDENSED COMBINED STATEMENTS OF INCOME AND DEFICIT

 FOR THE THREE-MONTH AND THE SIX-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997


                                                          Three-month periods                     Six-month periods
                                                      1996                1997               1996                1997
Sales.........................................      $152,353,791        $134,195,565       $304,874,995       $286,364,569
Cost of goods sold............................       136,214,962         118,358,594        273,626,477        250,731,480
                                                     -----------         -----------        -----------        -----------

Gross profit..................................        16,138,829          15,836,971         31,248,518         35,633,089
                                                  --------------      --------------    ---------------     --------------

Selling expenses..............................         5,310,798           4,533,586         10,290,758          8,858,607
Administrative expenses.......................         7,935,518           6,163,811         15,796,796         13,414,229
Goodwill amortization.........................           528,339             517,175          1,026,332          1,014,211
                                                  --------------       -------------    ---------------     --------------

                                                      13,774,655          11,214,572         27,113,886         23,287,047
                                                  --------------      --------------    ---------------     --------------

Operating income..............................         2,364,174           4,622,399          4,134,632         12,346,042
Interest expense, net.........................        (4,339,389)         (4,268,838)        (9,121,657)        (8,692,628)
Share in net income of associated
  companies...................................         2,003,359             796,513          3,983,112          2,035,811
Other income (expense), net...................          (685,357)            685,671         (1,158,347)           742,517
Costs related to the change of control
  (Note 1)....................................                --         (16,469,871)                --        (16,469,871)
                                                  --------------         -----------     --------------        -----------

Loss before recovery of income taxes..........          (657,213)        (14,634,126)        (2,162,260)       (10,038,129)
Recovery of income taxes......................         2,035,332           2,539,587          3,170,492          2,717,211
                                                  --------------      --------------     --------------     --------------

Net income (loss).............................         1,378,119         (12,094,539)         1,008,232         (7,320,918)
Deficit, at beginning.........................      (116,296,849)       (125,259,658)      (115,926,962)      (130,033,279)
                                                    ------------        ------------       ------------       ------------

Deficit, at end...............................      (114,918,730)       (137,354,197)      (114,918,730)      (137,354,197)
                                                    ============        ============       ============       ============


       See notes to the unaudited condensed combined financial statements.

                            APPAREL FABRICS BUSINESS

                   UNAUDITED CONDENSED COMBINED BALANCE SHEETS

                                                                                          June 30,           December 31,
                                                                                            1997                 1997
Assets
Current assets
   Cash and cash equivalents.....................................................        $36,797,072           $16,655,525
   Receivables
    Trade, net of allowance for doubtful accounts of $1,361,534
      ($2,214,213 as of June 30, 1997)...........................................        118,459,831            96,149,682
   Other.........................................................................         17,987,082            13,451,431
   Inventories...................................................................         84,972,495            83,317,621
   Other current assets..........................................................         11,392,840             9,009,039
                                                                                      --------------        --------------
                                                                                         269,609,320           218,583,298
Investments and other advances...................................................          6,576,251             7,317,448
Property, plant and equipment, net...............................................        244,025,312           229,884,523
Intangible assets, net...........................................................         62,213,219            61,076,663
Other assets.....................................................................          8,688,738            13,116,581
                                                                                      --------------        --------------
Total assets.....................................................................        591,112,840           529,978,513
                                                                                         ===========           ===========


Liabilities and stockholders' equity
Current liabilities
   Short-term borrowings.........................................................                 --               789,275
   Accounts payable..............................................................         32,999,742            25,305,670
   Payroll, related taxes and other employee related liabilities.................         15,951,978            10,302,273
   Other accrued liabilites......................................................         37,578,824            26,406,498
   Interest payable..............................................................          5,656,732             5,782,054
   Income taxes payable..........................................................          4,320,246             6,723,110
   Long-term debt due within one year............................................          1,535,908           191,108,417
                                                                                      --------------           -----------
                                                                                          98,043,430           266,417,297
Long-term debt...................................................................        197,971,915               144,231
Deferred income taxes............................................................         30,291,948            28,656,976
Other non-current liabilities....................................................         43,293,000            38,567,062
                                                                                      --------------        --------------
Total liabilities................................................................        369,600,293           333,785,565
                                                                                         -----------           -----------
Stockholders' equity
   Additional paid-in capital....................................................        370,598,557           355,285,490
   Deficit.......................................................................       (130,033,279)         (137,354,197)
   Cumulative translation adjustment.............................................        (19,052,731)          (21,738,345)
                                                                                      --------------        --------------
Total stockholders' equity.......................................................        221,512,547           196,192,948
                                                                                         -----------           -----------
Total liabilities and stockholders' equity.......................................        591,112,840           529,978,513
                                                                                         ===========           ===========

       See notes to the unaudited condensed combined financial statements.

                            APPAREL FABRICS BUSINESS

              UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
   For the Three-Month and Six-Month Periods ended December 31, 1996 and 1997

                                                                Three-month periods                     Six-month periods
                                                              1996                1997               1996               1997
OPERATING ACTIVITIES
Net income (loss)..................................       $  1,378,119        $(12,094,539)       $  1,008,232      $ (7,320,918)
Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities.
     Depreciation and amortization.................          8,776,267           8,378,941          17,732,103        16,709,296
     Deferred income taxes.........................            968,293            (666,497)         (2,748,132)       (1,634,790)
     Loss (gain) on disposal of property plant and
       equipment...................................          (190,984)             457,751            (319,177)          167,363
     Share in net income of associated companies...        (2,003,359)            (796,513)         (3,983,112)       (2,035,811)
     Other non-cash items..........................        (2,787,897)                  --          (2,787,897)               --
Changes in assets and liabilities
   Receivables, net................................          6,103,685          17,911,977          17,811,073        27,027,251
   Inventories.....................................          6,061,116          (1,911,081)         (1,565,963)        1,374,936
   Other current assets............................          3,215,512           2,220,738           7,791,346         2,724,557
   Other assets....................................           (336,776)         (4,559,354)             29,919        (4,348,216)
   Current liabilities.............................        (20,740,831)        (23,870,136)        (22,876,380)      (22,169,366)
   Other liabilities...............................           (199,907)         (4,053,475)            503,554        (4,182,787)
   Other, net......................................             44,807          (4,589,847)          4,674,064        (2,968,162)
                                                       ---------------          ----------           ---------        ----------
Net cash provided by (used in) operating activities            288,045         (23,572,035)         15,269,630         3,343,353
                                                       ---------------     ---------------     ---------------   ---------------
INVESTING ACTIVITIES
Capital expenditures...............................         (2,691,268)         (2,897,947)         (7,005,000)       (6,379,161)
Proceeds from sale of property, plant and equipment          1,788,267           3,452,041           2,542,367         3,851,385
Investment in associated companies and other.......         (4,834,158)            771,160          (5,199,258)        2,010,003
Other, net.........................................           (208,119)          1,619,415            (686,933)          394,152
                                                       ---------------     ---------------     ---------------   ---------------
Net cash used in (provided by) investing activities         (5,945,278)          2,944,669         (10,348,824)         (123,621)
                                                       ---------------     ---------------     ---------------   ---------------
FINANCING ACTIVITIES
Repayment of short-term borrowings.................         (1,100,434)                 --          (1,100,434)               --
Repayment of long-term debt........................           (407,256)         (2,901,296)        (45,888,632)       (8,284,412)
Issue of short-term borrowings.....................                 --             226,466           1,162,401           789,275
Issue of long-term debt............................                 --              29,237             773,143            29,237
Changes in additional paid-in capital..............           (651,687)         (6,942,826)         45,739,654       (15,313,067)
                                                       ---------------     ---------------     ---------------   ---------------
Net cash (used in) provided by financing activities         (2,159,377)         (9,588,419)            686,132       (22,778,967)
                                                       ---------------     ---------------     ---------------   ---------------
Effect of changes in exchange rates on cash and cash
   equivalents.....................................           (170,712)           (268,005)           (331,536)         (582,312)
                                                       ---------------     ---------------     ----------------  ---------------
Net increase (decrease) in cash and cash equivalents        (7,987,322)        (30,483,790)          5,275,402       (20,141,547)
Cash and cash equivalents, at beginning............         30,959,123          47,139,315          17,696,400        36,797,072
                                                       ---------------     ---------------     ---------------   ---------------
Cash and cash equivalents, at end..................         22,971,801          16,655,525          22,971,802        16,655,525
                                                       ===============     ===============     ===============   ===============
Supplemental disclosure of cash flow information
   Net cash paid during the period for:
      Interest.....................................          8,386,132           8,936,049           9,268,866         9,325,864
                                                       ---------------     ---------------     ---------------   ---------------
      Income taxes.................................          1,296,300           2,018,107           2,834,697         2,062,095
                                                       ---------------     ---------------     ---------------   ---------------

       See notes to the unaudited condensed combined financial statements.

                            APPAREL FABRICS BUSINESS

                              BASIS OF PRESENTATION
   FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997

GENERAL
        The consolidated financial statements of Dominion Textile Inc. (the "Corporation"), a Canadian company, have been issued to the stockholders.

        All dollar amounts in the combined financial statements are stated in US dollars.

        The combined financial statements of the Apparel Fabrics Business of Dominion Textile Inc. (the "Business") include the operations of Swift Denim, Inc., Klopman International S.p.A. and Swift Textiles Europe Limited which were operated as subsidiaries or associated companies of Dominion Textile Inc. On December 19, 1997, pursuant to a takeover offer, DT Acquisition Inc., an affiliate of Polymer Group, Inc. ("PGI") acquired all shares tendered which approximated 98% of the outstanding common stock of the Corporation. In connection with the change of control, PGI entered into a preliminary agreement with Galey & Lord, Inc., to sell it certain operations. In contemplation of the change in control and the subsequent sale of certain operations, the operations and the net assets of the Corporation have been essentially divided into two groups: the Apparel Fabrics Business and the Nonwovens Business.

        The combined financial statements have been prepared using the Corporation's historical basis in the assets and liabilities and historical results of operations related to the Business. Changes in additional paid-in capital represent the Corporation's contribution of its net operating investment plus net cash transfers to or from the Corporation. The combined financial statements reflect the results of operations, financial position and cash flows of the Business as if it had operated as a separate entity for all periods presented and may not be indicative of actual results of operations and financial position of the Business under different ownership.

ALLOCATIONS
        The basis of allocation selected herein is not necessarily indicative of the application of the provisions contained in the separation agreement entered into by PGI and Galey & Lord, Inc. and dated January 29, 1998.

        The combined financial statements include allocations of certain corporate headquarters' assets, liabilities (excluding deferred income taxes), and net expenses. All significant intergroup transactions and balances have been eliminated.

        The liabilities of the Business include outstanding direct third-party indebtedness and the amount of debt based on the ratio of the Business' average net operating investment to the aggregate net operating investment of the two groups. Interest expense shown in the combined financial statements reflects the interest expense associated with the aggregate borrowings for each period presented principally based on a blend of the Corporation's long-term weighted average interest rates for the applicable period.

        General corporate overhead related to the Corporation's headquarters has been allocated to the Business based on the ratio of the Business' sales to the aggregate sales of the Corporation. The costs of the services charged to the Business are not necessarily indicative of the costs that would have been incurred if the Business had performed these functions as a stand-alone entity. Additionally, income taxes on allocated general corporate overhead are calculated using the Corporation's statutory tax rate.

        Management believes that the basis of allocation is reasonable.

                            APPAREL FABRICS BUSINESS

   FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997

        The following table illustrates the results of applying the allocation method described above on various financial statement items:

                                                            Three-month periods                    Six-month periods
                                                             ended December 31                     ended December 31
                                                             -----------------                     -----------------
                                                        1996                1997               1996              1997
                                                        ----                ----               ----              ----
     Net impact on gross profit................      $(1,377,374)         $(470,109)         $(531,285)       $(1,591,959)
     General corporate overhead, net...........       (2,818,459)        (2,012,564)        (5,463,328)        (4,834,297)
     Costs related to the change of
      control..................................               --        (14,510,565)               --         (14,510,565)
     Recovery of income taxes..................        1,627,983          2,432,684         2,325,910           3,962,794
                                                       ---------          ---------         ---------           ---------

                                                      (2,567,850)       (14,560,554)        (3,668,703)       (16,974,027)
                                                      ==========        ===========         ==========        ===========

                                                                                         June 30,           December 31,
                                                                                           1997                 1997
Net assets excluding long-term debt...............................................       $ 14,539,529       $  (5,631,557)
Long-term debt, inclusive of the portion due within one year......................        197,049,432         189,557,867
Cumulative translation adjustment.................................................          (4,252,709)        (2,237,144)

                            APPAREL FABRICS BUSINESS
         NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
   FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997

1. COSTS RELATED TO THE CHANGE OF CONTROL

        In fiscal 1997, as part of its strategy to provide added-value to its stockholders, Dominion Textile Inc. together with its financial advisers, considered different growth opportunities for its core businesses. The takeover offer discussed in the basis of presentation was among those opportunities. This offer was recommended by the Board of Directors for acceptance on November 17, 1997.

        The change of control triggered among other things, the accelerated funding of certain benefit plans for executives and the payments under benefits programs. As a result, Dominion Textile Inc. recorded a $26.1 million charge which includes professional fees amounting to $11.2 million. The Business' share of this charge is $16.5 million.

2. SUBSEQUENT EVENTS

        Pursuant to a Master Separation Agreement dated January 29, 1998, Galey & Lord, Inc. acquired from DT Acquisition Inc. the Apparel Fabrics Business and certain other assets and assumed certain related liabilities.

        Also on January 29, 1998, Dominion Textile (USA) Inc. redeemed all of its outstanding $275.0 million senior notes at a price of $310.4 million, including accrued interest. Consequently, they were reclassified within current liabilities.

3. SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

        In connection with the note offering, each of the Apparel Fabrics Business' operating subsidiaries located in the United States ("the Guarantor Subsidiaries") will fully and unconditionally guarantee Galey & Lord, Inc.'s ("Galey") performance under the Notes on a joint and several basis. The Guarantor Subsidiaries are direct or indirect wholly-owned subsidiaries of Galey. The remaining subsidiaries are direct or indirect foreign subsidiaries of Galey. The following condensed combined financial data provides information regarding the financial position, results of operations and cash flows of the Guarantor Subsidiaries prior to their acquisition by Galey.

(IN THOUSANDS OF DOLLARS
                          Three-month period ended December 31, 1996          Three-month period ended December 31, 1997
                      -------------------------------------------------   ----------------------------------------------
                                      NON-       ELIMINATION  APPAREL                    NON-      ELIMINATION     APPAREL
                      GUARANTOR     GUARANTOR       AND       FABRICS      GUARANTOR   GUARANTOR       AND         FABRICS
                      SUBSIDIARIES  SUBSIDIARIES ALLOCATIONS COMBINED     SUBSIDIARIES SUBSIDIARIES ALLOCATIONS   COMBINED

Sales.................     $94,020     $62,275     $(3,941)     $152,354      $ 78,092     $  58,817     $ (2,713)    $134,196
Gross Profit..........       9,282       8,234      (1,377)       16,139         8,542         7,765         (470)      15,837
                         ---------   ---------    --------    ----------    ----------   -----------   ----------   ----------
Operating income (loss)      3,222       3,277      (4,135)        2,364         3,551         3,785       (2,714)       4,622
Interest expense, income
  taxes and other, net       4,730      (2,177)     (1,567)          986         4,213           656       11,848       16,717
                         ---------   ---------    --------    ----------    ----------   -----------    ---------    ----------
Net income (loss).....      (1,508)       5,454     (2,568)        1,378          (662)        3,129      (14,562)     (12,095)
                         =========   ==========   ========    ==========    ==========   ===========    =========    ==========


(IN THOUSANDS OF DOLLARS)
                           Six-month period ended December 31, 1996            Six-month period ended December 31, 1997
                      ------------------------------------------------    ---------------------------------------------
                                      NON-                    APPAREL                    NON-                      APPAREL
                      GUARANTOR     GUARANTOR                 FABRICS      GUARANTOR   GUARANTOR                   FABRICS
                      SUBSIDIARIES  SUBSIDIARIES ELIMINATION COMBINED     SUBSIDIARIES SUBSIDIARIES  ELIMINATION   COMBINED
Sales.................    $197,422     $115,905     $(8,452)    $304,875      $180,073     $112,485     $ (6,193)    $286,365
Gross Profit..........      17,756       14,025        (532)      31,249        22,216       22,216       (1,592)      35,633
                        ----------   ----------   ---------   ----------    ----------   ----------    ---------    ----------
Operating income (loss)      5,396        4,655      (5,916)       4,135        11,679       11,679       (6,335)      12,346
Interest expense, income
  taxes and other, net       8,714       (3,328)     (2,259)       3,127         6,392        1,883       11,392       19,667
                         ---------   -----------  ---------  -----------    ----------   ----------    ---------    ----------
Net income (loss).....      (3,318)       7,983      (3,657)       1,008         5,287        5,119      (17,727)      (7,321)
                         =========   ===========  =========  ===========    ==========   ==========    =========    ===========

                            APPAREL FABRICS BUSINESS

         NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

   FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997

3. SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION--CONTINUED


(IN THOUSANDS OF DOLLARS)
                                          June 30, 1997                                    December 31, 1997
                      ------------------------------------------------    --------------------------------------------------
                                      NON-       ELIMINATION  APPAREL                    NON-      ELIMINATION     APPAREL
                      GUARANTOR     GUARANTOR       AND       FABRICS      GUARANTOR   GUARANTOR       AND         FABRICS
                      SUBSIDIARIES  SUBSIDIARIES ALLOCATIONS COMBINED     SUBSIDIARIES SUBSIDIARIES ALLOCATIONS    COMBINED
Assets
Current assets........   $118,997    $107,602     $43,010     $269,609      $ 97,914     $  96,839     $ 23,830     $218,583
Property, plant and
  equipment, net......    157,233      84,813       1,979      244,025       150,748        78,937          200      229,885
Investments and other
  advances............         --       6,576          --        6,576            --         7,317           --        7,317
Intangible assets, net     59,639         897       1,677       62,213        58,660           884        1,533       61,077
Other assets..........      2,493        398        5,798        8,689         7,344         1,701        4,072       13,117
  Total assets........    338,362     200,286      52,464      591,112       314,666       185,678       29,635      529,979
LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities...     29,443      48,184      20,416       98,043       149,978        95,237       21,203      266,418
Long-term debt........    165,564      32,408          --      197,972           144            --           --          144
Other non-current
  liabilities.........     42,722      13,536      17,327       73,585        40,855        13,408       12,961       67,224
                           ------      ------      ------       ------        ------      --------       ------      -------

  Total liabilities...    237,729      94,128      37,743      369,600       190,977      108,645        34,164      333,786
                          -------      ------      ------      -------       -------      -------        ------      -------

Stockholders' equity..    100,633     106,158      14,721      221,512       123,689        77,033        (4,529)    196,193
                          -------     -------      ------      -------       -------      --------       --------    -------

Total liabilities and
  stockholders' equity    338,362     200,286      52,464      591,112       314,666      185,678        29,635      529,979
                          =======     =======      ======      =======       =======      =======        ======      =======

(IN THOUSANDS OF DOLLARS)
                        Three-month period ended December 31, 1996            Three-month period ended December 31, 1997
                      ------------------------------------------------    ----------------------------------------------
                                      NON-       ELIMINATION  APPAREL                    NON-      ELIMINATION     APPAREL
                      GUARANTOR     GUARANTOR       AND       FABRICS      GUARANTOR   GUARANTOR       AND         FABRICS
                      SUBSIDIARIES  SUBSIDIARIES ALLOCATIONS COMBINED     SUBSIDIARIES SUBSIDIARIES ALLOCATIONS    COMBINED
Cash flows
Net cash provided by
  (used in) operating
  activities..........   $    3,344  $  (2,865)  $   (191)  $     288      $ 16,800    $(17,087     $(23,285)    $(23,572)
Net cash provided by
  (used in) investing
  activities..........       (1,088)    (5,031)       174      (5,945)       (3,644)      5,461        1,128        2,945
Net cash provided by
  (used in) financing
  activities..........       (2,246)     1,395     (1,479)     (2,330)      (12,160)      9,958       (7,655)      (9,857)
                           --------    -------     -------   --------      --------     -------     ---------     -------
Net change in cash and
  cash equivalents....           10     (6,501)    (1,496)     (7,987)          996      (1,668)     (29,812)     (30,484)
Cash and cash
  equivalents, at
  beginning...........           29      8,405     22,525      30,959        (1,004)      5,467       42,677       47,140
                          ---------   --------     ------     -------      ---------    -------      -------     --------
Cash and cash
  equivalents, at end.           39      1,904     21,029      22,972            (8)      3,799       12,865       16,656
                          =========   ========     ======     =======      ==========   =======      =======     ========

                            APPAREL FABRICS BUSINESS

         NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

   FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1997

3. SUPPLEMENTAL CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION--CONTINUED

(IN THOUSANDS OF DOLLARS)
                         Six-month period ended December 31, 1996              Six-month period ended December 31, 1997
                      ------------------------------------------------    ---------------------------------------------
                                      NON-       ELIMINATION  APPAREL                    NON-      ELIMINATION     APPAREL
                      GUARANTOR     GUARANTOR       AND       FABRICS      GUARANTOR   GUARANTOR       AND         FABRICS
                      SUBSIDIARIES  SUBSIDIARIES ALLOCATIONS COMBINED     SUBSIDIARIES SUBSIDIARIES ALLOCATIONS    COMBINED
Cash flows
Net cash provided by
  (used in) operating
  activities..........    $    220  $   5,828  $   9,222     $ 15,270      $ 22,770      $(12,144)  $  (7,283)   $   3,343
Net cash provided by
  (used in) investing
  activities..........      (4,435)    (7,400)     1,486      (10,349)       (3,553)          264       3,165         (124)
Net cash provided by
  (used in) financing
  activities..........       4,233     (2,003)    (1,875)         355       (19,244)        8,920     (13,038)     (23,361)
                          --------    -------     -------     ---------     --------      -------     -------     ----------
Net change in cash and
  cash equivalents....          18     (3,575)     8,833        5,276           (27)       (2,960)    (17,156)     (20,143)
Cash and cash
  equivalents, at
  beginning...........          21      5,479     12,196       17,696            19         6,759      30,021       36,799
                          --------    --------    -------     --------      --------      --------     ------     --------
Cash and cash
  equivalents, at end.          39      1,904     21,029       22,972            (8)        3,799      12,865       16,656
                          ========    ========    =======     =========     =========     ========    =======     =========

        UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF THE COMPANY

     The following unaudited pro forma combined financial statements of the Company give effect to the Acquisition and the financing thereof as if they had occurred at December 27, 1997 in the case of the Unaudited Pro Forma Combined Balance Sheet and at the beginning of each of the periods presented in the case of the Unaudited Pro Forma Combined Statement of Operations. Such financial statements have been derived from Galey & Lord's audited financial statements for its fiscal year ended September 27, 1997 and its unaudited financial statements for the three months ended December 28, 1996 and December 27, 1997 and from the Acquired Business' combined audited financial statements for its fiscal year ended June 30, 1997 and its unaudited financial statements for the three months ended September 30, 1996 and September 30, 1997 and the three and six months ended December 31, 1996 and December 31, 1997.

     The Acquisition was accounted for using the purchase method of accounting. The total cost of the Acquisition has been preliminarily allocated to the assets acquired and liabilities assumed based upon their respective fair values as determined through preliminary appraisals and internal estimates that the Company believes are reasonable. The actual allocation of purchase cost, however, and the resulting effect on income may differ from the pro forma amounts included herein.

     The following unaudited pro forma combined financial information is presented for illustrative purposes only, does not purport to be indicative of the Company's financial position or results of operations as of the date hereof, or as of or for any other future date, and is not necessarily indicative of what the Company's actual financial position or results of operations would have been had the foregoing transactions occurred on December 27, 1997, September 28, 1997, December 29, 1996 or September 29, 1996, nor does it give effect to (i) any transactions other than the foregoing transactions and those described in the accompanying notes to unaudited pro forma combined financial information of the Company or (ii) Galey & Lord's or the Acquired Business' results of operations since December 27, 1997 and December 31, 1997, respectively.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                December 27, 1997
                                 (in thousands)

                                                             Historical                               Pro Forma
                                                  Galey & Lord       Acquired Business
                                              (December 27, 1997)   (December 31, 1997)      Adjustments       Combined
ASSETS
Current assets:
 Cash.......................................   $       6,198               $16,655             $(3,238) (1)   $    19,615
 Accounts receivable........................          87,043               109,601              (1,259) (1)       201,885
                                                                                                 6,500  (2a)
 Inventories................................          95,934                83,318              (3,030) (2b)      176,222
 Income taxes receivable....................           2,516                    --                  --              2,516
 Prepaid expenses and other current
   assets...................................           2,973                 9,009              (3,446) (2c)       11,589
                                                                                                 4,138  (2h)
                                                                                                (1,085) (1)
                                                ------------         -------------            --------
   Total current assets.....................         194,664               218,583              (1,420)           411,827
 Property, plant and equipment, net.........         133,779               229,885              61,316  (2d)      424,980
 Note receivable............................         141,000                    --            (141,000) (3a)           --
 Goodwill, net..............................          37,567                61,077             (61,077) (2e)      145,658
                                                                                               108,091  (2)
 Other assets, net..........................           6,661                20,434                (858) (1)        48,559
                                                                                                 9,639  (3b)
                                                                                                12,683  (2f)
   Total assets.............................    $    513,671         $     529,979            $(12,626)        $1,031,024
                                                ============         =============            ========         ==========


LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term borrowings......................$              --                 $789      $          --       $         789
 Accounts payable...........................          21,440                25,306                 --              46,746
 Accrued expenses...........................           8,524                42,491              (3,807) (1)        72,324
                                                                                                25,116  (2g)
 Income taxes payable.......................              --                 6,723              (3,014) (1)         3,709
 Current portion of long-term debt..........           1,431               191,108            (189,557) (1)         5,632
                                                                                                 2,650  (4)
   Total current liabilities................          31,395               266,417            (168,612)           129,200
 Long-term debt.............................         360,004                   144             330,513  (4)       690,661
 Deferred income taxes......................          18,486                28,658              24,790  (2h)       71,934
 Other non-current liabilities..............              --                38,567              (3,124) (1)        35,443
                                                ------------         -------------           ---------        -----------
   Total liabilities........................         409,885               333,786             183,567            927,238
                                                ------------         -------------           ---------        -----------

Stockholders' equity:
 Common stock...............................             121                    --                 --                 121
 Additional paid-in capital.................          35,980               355,285            (355,285) (5)        35,980
 Retained earnings..........................          69,932              (137,354)            137,354  (5)        69,932
 Treasury stock.............................          (2,247)                   --                 --              (2,247)
 Currency translation adjustment............              --               (21,738)             21,738  (5)            --
                                                ------------         -------------           ----------         -----------
   Total stockholders' equity...............         103,786               196,193            (196,193)           103,786
                                                ------------         -------------           ----------         -----------
   Total liabilities and stockholders'
    equity..................................    $    513,671         $     529,979            $(12,626)        $1,031,024
                                                ============         =============            ========         ==========

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(1) Certain assets and liabilities primarily related to the operations of the corporate function of Dominion Textile Inc. were historically allocated to the Acquired Business on a different basis than allocated pursuant to the agreement by which the Acquisition was effected. The following adjusts these allocations to that specified in the above described agreement.


           Historical net assets of the Acquired Business...................                       $196,193
           Adjustments to the net assets of the Acquired Business
              Cash..........................................................      (3,238)
              Accounts receivable...........................................      (1,259)
              Other current assets..........................................      (1,085)
              Other assets, net.............................................        (858)
              Accrued expenses..............................................       3,807
              Income taxes payable..........................................       3,014
              Other non-current liabilities.................................       3,124
                                                                                   -----

           Net adjustments..................................................                          3,505
           Long-term debt not assumed.......................................                        189,557
                                                                                                 ----------
           Book value of net assets acquired................................                       $389,255
                                                                                                   ========

(2) The Purchase Price has been preliminarily allocated as follows:

          Purchase Price....................................................                       $464,524
          Less net book value of assets acquired............................                        389,255
                                                                                                 ----------
          Excess of cost over net book value of assets acquired.............                       $ 75,269
          Adjustments to record assets and liabilities acquired at estimated fair value:
             Accounts receivable............................................       6,500  (a)
             Inventory......................................................      (3,030) (b)
             Deferred costs recorded in other current assets................      (3,446) (c)
             Property, plant and equipment..................................     61,316   (d)
             Intangibles....................................................     (61,077) (e)
             Investments and advances.......................................     12,683   (f)
             Accrued liabilities............................................    (25,116)  (g)
             Deferred taxes.................................................    (20,652)  (h)
                                                                                --------
                                                                                                     32,822
          Excess of cost over fair value of net assets acquired (goodwill)..                       $108,091
                                                                                                   ========

    (a) Represents a receivable from the seller of the Acquired Business for certain shared tax benefits.

    (b) Reflects the write-down of raw materials inventory to fair value.

    (c) Reflects the adjustment to write off the unamortized balance of debt issuance costs of the Acquired Business.

    (d) Reflects a preliminary adjustment to record the Acquired Business' fixed assets at fair value. The preliminary adjustment is based upon preliminary appraisals and internal estimates and is allocated as follows:

                 Land...............................................         $14,720
                 Buildings..........................................          26,445
                 Machinery and Equipment............................          20,151
                                                                            --------
                                                                             $61,316

    (e) Reflects the write-off of the goodwill of the Acquired Business.

    (f) Reflects the adjustment to record the joint venture investment at fair value.

    (g) Reflects the assumption of the following liabilities:

                 Severance and other employee benefits................................       $  7,582
                 Acquisition related tax liabilities..................................          2,800
                 Liability for unfavorable cotton commitments.........................          7,647
                 Future lease costs associated with facilities of the Acquired
                    Business that will no longer be used..............................          3,318
                 Professional fees....................................................            700
                 Other................................................................          3,069
                                                                                             --------
                                                                                              $25,116

    (h) To record the deferred tax liability related to the temporary difference between the financial statement carrying amount as adjusted and the tax basis of the assets of the Acquired Business at an assumed income tax rate of 38.8%. Of this amount, $4,138 was recorded as a current deferred tax asset and $24,790 was recorded as a long-term deferred tax liability.

(3) Reflects the adjustments to record the following:

                 Additional borrowings under the Senior Credit Facility.............                   $178,781
                 Gross proceeds from the issuance and sale of the Notes.............                    300,000
                 Total cash paid for the Acquired Business..........................     464,524
                 Less: Amounts paid during the December quarter.....................    (141,000) (a)
                                                                                        --------
                 Cash paid at closing...............................................                   (323,524)
                 Repayment of the Bridge Financing Facility.........................                   (145,618)
                 Financing costs....................................................                     (9,639)  (b)
                                                                                                       --------
                 Net cash adjustment................................................                         --
                                                                                                  =============

         (a) On December 19, 1997, Galey & Lord paid $141,000 to DT Acquisition, Inc. ("DTA"), an affiliate of Polymer Group, Inc, for funds to effect DTA's initial acquisition of Dominion. In return, Galey & Lord received a note from DTA that was to be canceled at the time the Acquisition was consummated.

         (b) Total financing costs incurred were $16,300 of which $6,661 were paid in the December 1997 quarter.

(4) Reflects the adjustment to long-term debt for total debt outstanding immediately after the Acquisition.

                Additional borrowings under the Senior Credit Facility..............                 $  178,781
                Gross proceeds from the issuance and sale of the Notes..............                    300,000
                Less repayment of the Bridge Financing Facility.....................                   (145,618)
                                                                                                     ----------
                Total adjustment to debt............................................                    333,163
                Adjustment to current portion of long-term debt.....................                     (2,650)
                Adjustment to long-term debt........................................                  $(330,513)
                                                                                                      ---------
                                                                                                             --
                                                                                                      =========

(5) Reflects the adjustment to eliminate the Acquired Business' net equity.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          Year Ended September 27, 1997
                                 (in thousands)

                                                              Historical                                 Pro Forma
                                                  Galey & Lord          Acquired Business
                                                   (Year Ended             (Year Ended
                                               September 27, 1997)     September 30, 1997)      Adjustments        Combined
 Statement of Operations Data:
 Net sales.................................           $493,362               $610,221        $         --        $1,103,583
 Cost of sales.............................            439,207                547,631              (5,195) (1)      981,643
 Restructuring charges.....................                 --                 17,816                  --            17,816
                                                    ----------             ----------            --------       -----------
  Gross profit.............................             54,155                 44,774               5,195           104,124
 Selling, general and administrative
  expenses.................................             18,123                 51,046             (12,661) (2)       56,508
 Amortization of goodwill..................              1,679                  1,987                 715  (1)        4,381
                                                    ----------             ----------            --------       -----------
  Operating income (loss)..................             34,353                 (8,259)             17,141            43,235
 Other (income) expense:
  Interest expense, net....................             12,326                 17,055              29,434  (3)       58,815
  Other expense (income), net..............                 --                   (456)                 --               (456)
  Share in net income of associated
    companies..............................                 --                 (6,669)                631  (4)        (6,038)
                                                    ----------             ----------            --------       -------------
 Income (loss) before income taxes.........             22,027                (18,189)            (12,924)            (9,086)
 Income tax expense (benefit)..............              8,350                 (9,227)             (4,492) (6)        (5,369)
                                                    ----------             ----------            --------       -------------

 Net income (loss).........................          $  13,677              $  (8,962)           $ (8,432)      $     (3,717)
                                                     =========              =========            ========       =============


 Other Operating Data:
 Depreciation and amortization.............            $15,183                $34,845            $ (3,849)          $46,179
 Capital expenditures......................             36,626                 16,331                  --            52,957
 EBITDA (7)(8).............................             50,086                 54,321              12,661           117,068
 Cash interest expense.....................             12,027                 15,695              28,395            56,117
 Ratio of EBITDA to cash interest
  expense (9)..............................              4.16x                  3.46x                                 2.09x
 Ratio of earnings to fixed charges
   (10)....................................              2.56x                     --                                    --

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      Three Months Ended December 27, 1997
                                 (in thousands)

                                                              Historical                                 Pro Forma
                                                  Galey & Lord          Acquired Business
                                               (Three Months Ended     (Three Months Ended
                                               December 27, 1997)      December 31, 1997)       Adjustments        Combined
Statement of Operations Data:
Net sales..................................           $127,147               $134,196         $        --          $261,343
Cost of sales..............................            117,351                118,359                (862) (1)      234,848
                                                     ---------              ---------            --------          --------
  Gross profit.............................              9,796                 15,837                 862            26,495
Selling, general and administrative
  expenses.................................              3,387                 10,698              (2,859) (2)       11,226
Amortization of goodwill...................                421                    517                 158  (1)        1,096
                                                     ---------              ---------            --------          --------
  Operating income.........................              5,988                  4,622               3,563            14,173
Other (income) expense:
  Interest expense, net....................              3,879                  4,269               7,443  (3)       15,591
  Other expense (income), net..............              2,745                   (685)                 --             2,060
  Share in net income of associated
   companies...............................                 --                   (797)                159  (4)          (638)
  Costs related to the change of
   control.................................                 --                 16,470             (14,511) (5)        1,959
                                                     ---------              ---------             --------         --------
Income (loss) before income taxes..........               (636)               (14,635)             10,472             (4,799)
Income tax expense (benefit)...............               (526)                (2,540)                 59  (6)        (3,007)
                                                     ---------              ---------            --------          ---------
Net income (loss)..........................           $   (110)              $(12,095)            $10,413            $(1,792)
                                                      ========               ========             =======            =======


Other Operating Data:
Depreciation and amortization..............            $ 4,119                $ 8,379             $  (545)          $11,953
Capital expenditures.......................              8,086                  2,898                  --            10,984
EBITDA (7)(8)..............................             10,204                 13,798               2,859            26,861
Cash interest expense......................              3,827                  3,929               6,961            14,717
Ratio of EBITDA to cash interest
  expense (9)..............................              2.67x                  3.51x                                 1.83x
Ratio of earnings to fixed charges
   (10)....................................                 --                     --                                    --

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(1) Reflects incremental depreciation and amortization expense as a result of the preliminary adjustment to fair value of the Acquired Business' property, plant and equipment and the excess of cost over fair market value of the net assets acquired as follows:

                                                               Estimated            Year Ended            Three Months Ended
                                                              Useful Life       September 27, 1997         December 27, 1997
                                                              -----------       ------------------         -----------------
     Depreciation adjustment on
       Acquired Business' property,
       plant and equipment............................         9.8 years             $(5,195)                    $(862)
     Amortization of excess of cost
       over fair value of net assets
       acquired.......................................          40 years             $   715                      $158

(2) Reflects the elimination of the following:

                                                                       Year Ended             Three Months Ended
                                                                   September 27, 1997          December 27, 1997
                                                                   ------------------          -----------------
     Duplicative corporate overhead expenses (a).......                  $10,196                    $2,243
     Duplicative Swift overhead expenses (b)...........                    3,365                       841
     Additional Galey & Lord overhead
       expenses (c)....................................                     (900)                     (225)
                                                                        --------                   -------
                                                                         $12,661                    $2,859
                                                                         =======                    ======

       (a)Represents the elimination of the Dominion corporate historical overhead expenses allocated to the Acquired Business.

       (b)Reflects the elimination of certain overhead functions performed by Swift that will be performed by the corporate function at the Company.

       (c)Reflects additional corporate overhead expenses expected to be incurred by the Company as a result of the Acquisition.

(3) Reflects an adjustment to record additional interest expense and amortization of debt issuance costs incurred in connection with the additional debt. Interest expense is calculated based on an average interest rate of 9.1%. For each .125% change in the assumed effective interest rate, interest expense would change by $420 for the year ended September 27, 1997 and $113 for the three months ended December 31, 1997.

(4) To reflect the amortization of the excess of the fair value of the investment in associated companies over the portion of the historical net equity attributable to Galey & Lord at the time of the Acquisition. Such excess is being amortized over 20 years.

(5) During the December 1997 quarter, Dominion incurred certain severance and other costs specifically related to its acquisition by DTA. This entry reflects the elimination of those costs that were not identifiable with the businesses being acquired by Galey & Lord.

(6) Reflects the income tax expense (benefit) related to the effects of the pro forma adjustments based upon an assumed composite income tax rate of 38.8%.

(7) EBITDA is defined as income (loss) before income taxes, interest expense, other (income) expense, depreciation and amortization expense, noncash compensation expense, write-off of merger costs, Bridge Financing Facility interest expense, loss on foreign currency hedges, costs related to the change of control and provision for restructuring. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (loss) as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

    Pro forma EBITDA for the year ended September 27, 1997 is calculated as follows:

                                                                                                         Pro Forma
                                                                              Acquired
                                                         Galey & Lord         Business        Adjustments         Combined
    Income (loss) before income taxes...............        $22,027           $(18,189)         $(12,924)        $  (9,086)
    Interest expense, net...........................         12,326             17,055            29,434            58,815
    Other (income) expense..........................             --               (456)               --              (456)
    Depreciation and amortization...................         15,183             34,845            (3,849)           46,179
    Noncash compensation expense....................            550                 --                --               550
    Provision for restructuring*....................             --             21,066                --            21,066
                                                           --------          ---------        ----------        ----------
    EBITDA..........................................        $50,086           $ 54,321         $  12,661          $117,068
                                                            =======           ========         =========          ========

    Pro forma EBITDA for the three months ended December 27, 1997 is calculated as follows:

                                                                                                         Pro Forma
                                                                              Acquired
                                                         Galey & Lord         Business        Adjustments         Combined
    Income (loss) before income taxes..................     $   (636)         $(14,635)         $ 10,472          $ (4,799)
    Interest expense, net..............................       3,879              4,269             7,443            15,591
    Other (income) expense.............................       2,745               (685)               --             2,060
    Depreciation and amortization......................       4,119              8,379              (545)           11,953
    Noncash compensation expense.......................          97                 --                --                97
    Costs related to the change of control.............          --             16,470           (14,511)            1,959
                                                            -------          ---------           --------         --------
    EBITDA.............................................     $10,204           $ 13,798          $  2,859           $26,861
                                                            =======           ========          ========           =======

    * Includes $3,250 recorded as part of cost of sales.

(8) Pro forma EBITDA, as presented, includes the effect of the pro forma adjustments and does not reflect certain additional adjustments which the Company believes are relevant to evaluating its future operating performance of the Company. The following additional adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of the Company's business and operating strategy, are based on estimates and assumptions made and believed to be reasonable by the Company and are inherently uncertain and subject to change. There can be no assurance that the estimated impact of the Company's business and operating strategy will be realized or that there will not be delays in achieving the estimated improvements or enhancements described below. The following calculation should not be viewed as indicative of actual or future results. The following table reflects the effects of these items:

                                                                       Year Ended             Three Months Ended
                                                                   September 27, 1997          December 27, 1997
                                                                   ------------------          -----------------
    Pro forma EBITDA...................................                  $117,068                   $26,861
    Additional adjustments:
    Tralee savings(a)..................................                     6,500                     1,625
    Swift savings(b)...................................                     5,521                        --
    Other personnel reductions(c)......................                     1,273                       318
    Exclude Home Fashion Fabrics bad debt(d)...........                     2,988                        --
    Society Hill improvements(e).......................                     4,063                     1,808
                                                                        ---------                  --------
       Total additional adjustments....................                    20,345                     3,751
                                                                        ---------                  --------
    Adjusted Pro Forma EBITDA..........................                  $137,413                   $30,612
                                                                         ========                   =======

    (a) In October 1997, the Acquired Business' plant located in Tralee, Ireland was closed. This adjustment gives effect to the lower cost of materials that the Company anticipates will be realized from the purchase of materials from third party suppliers rather than having materials produced at the Tralee, Ireland plant.

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    (b) This adjustment gives effect to cost reductions at Swift which the
        Company believes can be realized from reductions in personnel beyond those taken into account in calculating pro forma EBITDA and from savings realized from purchasing materials at lower costs. As of the date hereof, these additional savings are being realized.

    (c) This adjustment gives effect to cost reductions that the Company believes can be derived from further Company wide reductions in personnel which have not yet been specifically identified.

    (d) This adjustment reflects the write-off of a bad debt taken due to the bankruptcy of a Home Fashion Fabrics customer. The Company believes that this write-off was unusual based on historic trends.

    (e) This adjustment gives effect to the improvements in operating efficiencies at the Company's Society Hill, South Carolina plant, which the Company believes will be realized as a result of the addition of a new continuous dye-range at this plant in January 1998.

(9) Cash interest expense is calculated as total interest expense less amortization of debt issuance costs.

(10) In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (which includes amortization of deferred financing costs), whether expensed or capitalized, and that portion of rental expense estimated to be attributable to interest. For the Acquired Business for the year ended September 30, 1997 and on a pro forma basis for the Company for the fiscal year ended September 27, 1997, earnings were insufficient to cover fixed charges by $18,189 and $9,086, respectively. For the Company, for the Acquired Business and on a pro forma basis for the Company for the December 1997 quarter, earnings were insufficient to cover fixed charges by $636, $14,635 and $4,799, respectively.

                                       19

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FORWARD-LOOKING STATEMENTS

This Form 8-K contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, competitive and economic factors in the textile, apparel and home furnishings markets, raw material and other costs, weather-related delays, general economic conditions and other risks and uncertainties that may be detailed herein.




Exhibits
    1    Press Release of Galey & Lord, Inc., dated February 24, 1998.
    2 Indebenture, dated as of February 24, 1998 among Galey & Lord, Inc., Galey & Lord Industries, Inc., G&L Service Company, North America, Inc., Swift Textiles, Inc. and Swift Denim Services, Inc., and Suntrust Bank, Atlanta.
    3 Note Purchase Agreement, dated February 19, 1998 among Galey & Lord, Inc., Galey & Lord Industries, Inc., G&L Service Company, North America, Inc., Swift Textiles, Inc. and Swift Denim Services, Inc., and First Union Capital Markets, a division of Wheat First Securities, Inc.
    4     Form of Initial Global Note
    5    Form of Initial Certificated Note

                                       20

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                      Galey & Lord, Inc.
                                                    ---------------------
                                                         (Registrant)





                                                      /s/ Michael R. Harmon
                                                      Michael R. Harmon
                                                      Executive Vice-President,
                                                      Chief Financial Officer
                                                      (Principal Financial and
                                                      Accounting Officer),
                                                      Treasurer and Secretary





       March 10, 1998
            Date

                                       21

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